UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐   Preliminary proxy statement
☐   Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑   Definitive proxy statement
☐   Definitive additional materials
☐   Soliciting material pursuant to § 240.14a-11(c) of § 240.14a-12
COMPASS DIVERSIFIED HOLDINGS

(Name of Registrant as Specified in its Charter)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Compass Diversified Holdings
Compass Group Diversified Holdings LLC
Notice of Annual Meeting of Shareholders
April 13, 2010
Dear Shareholder:
     You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on Wednesday, May 26, 2010 at 9:00 a.m., Eastern Time, at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.
     The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares. The Securities and Exchange Commission has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability, to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders, which we refer to as the Proxy Materials. The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.
     Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if for any reason, you are unable to attend.
     On behalf of the board of directors and the management of Compass Group Diversified Holdings LLC, I extend our appreciation for your investment in Compass Diversified Holdings. We look forward to seeing you at the Annual Meeting.

Sincerely,

C. Sean Day
Chairman of the Board of Directors

Compass Diversified Holdings
Compass Group Diversified Holdings LLC
April 13, 2010
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Wednesday, May 26, 2010
     Compass Diversified Holding’s 2010 Annual Meeting of Shareholders will be held on Wednesday, May 26, 2010 at 9:00 a.m., Eastern Time, at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, for the following purposes:
•	to elect two directors to our board of directors, each to serve for a three-year term;

•	to vote on a proposal to ratify the selection of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2010; and

•	to transact such other business as may properly come before the meeting.
     These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR the election of directors and FOR the ratification of the independent auditor.
     Shareholders of record at the close of business on March 30, 2010 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at Sixty One Wilton Road, Westport, Connecticut 06880. The notice of annual meeting, proxy statement and proxy are first being mailed or provided to shareholders on or about April 13, 2010.
     To be sure that your shares are properly represented at the meeting, whether or not you attend, please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 5:00 p.m., Eastern Time, on May 25, 2010.
     You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.
     By order of the board of directors.

Sincerely,

Carrie W. Ryan
Secretary

     Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the Trust, owns its businesses and investments through Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the Company. Except where the context indicates otherwise, “we,” “us,” and “our” refer to the Company and the Trust. References to “shareholders” refer to shareholders of Compass Diversified Holdings.

COMPASS DIVERSIFIED HOLDINGS
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
Sixty One Wilton Road
Westport, Connecticut 06880
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Compass Group Diversified Holdings LLC, which we refer to as the Company, a Delaware limited liability company, for the 2010 Annual Meeting of Shareholders of Compass Diversified Holdings, which we refer to as the Trust, to be held on May 26, 2010 at 9:00 a.m., Eastern Time, at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854 and for any adjournments or postponements of the 2010 Annual Meeting of Shareholders. We refer to the 2010 Annual Meeting of Shareholders as the Annual Meeting. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to shareholders on or about April 13, 2010.
PURPOSE OF MEETING
     As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:
•	to elect two directors to our board of directors, each to serve for a three-year term;

•	to vote on a proposal to ratify the selection of Grant Thornton LLP to serve as the independent auditor for the Trust and the Company for the fiscal year ending December 31, 2010; and

•	to transact such other business as may properly come before the meeting.
ATTENDING AND VOTING AT THE ANNUAL MEETING
     Broadridge Financial Solutions, Inc., which we refer to as Broadridge, has been selected as our inspector of election. As part of its responsibilities, Broadridge is required to independently verify that you are a shareholder of Compass Diversified Holdings eligible to attend the Annual Meeting, and to determine whether you may vote in person at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.
     Notice and Access
     The SEC has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability, to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareowners, which we refer to as the Proxy Materials. The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.
     Important Notice Regarding Availability of Proxy Materials:
     The Proxy Materials are available at www.proxyvote.com. Enter the 12-digit control number located on the Notice of Internet Availability or proxy card.
Check-in Procedure for Attending the Annual Meeting
     Shareholders of Record. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a shareholder of record or you represent a shareholder of record.
•	Individuals. If you are a shareholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport). Trustees who are individuals and named as shareholders of record are in this category.

•	Individuals Representing a Shareholder of Record. If you attend on behalf of a shareholder of record, whether such shareholder is an individual, corporation, trust or partnership:

•	you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport); AND

•	either:

•	you must bring to the Annual Meeting a letter from that shareholder of record authorizing you to attend the Annual Meeting on their behalf; OR

•	we must have received by 5:00 p.m., Eastern Time, on May 25, 2010 a duly executed proxy card from the shareholder of record appointing you as proxy.
     Beneficial Owners. If your shares are held by a bank or broker (often referred to as “holding in street name”) you should go to the “Beneficial Owners” check-in area at the Annual Meeting. Because you hold in street name, your name does not appear on the share register of the Trust. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.
•	Individuals. If you are a beneficial owner, you must bring to the Annual Meeting:

•	either:
•	a form of government-issued photo identification (e.g., a driver’s license or passport); AND

•	a legal proxy that you have obtained from your bank or broker; OR

•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of Compass Diversified Holdings.
•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting:
•	a letter from the beneficial owner authorizing you to represent its shares at the Annual Meeting; AND

•	the identification and documentation specified above for individual beneficial owners.
Voting in Person at the Annual Meeting
     Shareholders of Record. Shareholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described below:
•	Individuals. You will receive ballots at the check-in table when you present your identification. If you have already returned your proxy card to us and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy card will be automatically revoked.

•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a shareholder of record, we must have received by 5:00 p.m., Eastern Time, on May 25, 2010 a duly executed proxy card from such individual shareholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.

•	Individuals Voting on Behalf of a Legal Entity. If you represent a shareholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive ballots at the check-in table depend on whether you are representing a corporation, trust, partnership or other legal entity.

•	If you represent a corporation, you must:
•	bring to the Annual Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote the corporation’s shares on its behalf; OR

•	we must have received by 5:00 p.m., Eastern Time, on May 25, 2010 a duly executed proxy card from the corporation appointing you as its proxy.
•	If you represent a trust, partnership or other legal entity, we must have received by 5:00 p.m., Eastern Time, on May 25, 2010 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity other than a corporation.
     Beneficial Owners. If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Because your name does not appear on the share register of the Trust, you will not be able to vote in person at the Annual Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual Meeting.

•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual Meeting to receive your ballots.

•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots you must:
•	present the legal proxy at check-in to the inspector of election at the Annual Meeting; AND

•	bring to the Annual Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual Meeting.
APPOINTMENT OF PROXY
Shareholders of Record. We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our Board and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.
     PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE NO LATER THAN 5:00 P.M., EASTERN TIME, ON MAY 25, 2010. IF WE DO NOT RECEIVE YOUR PROXY CARD BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.
     The persons named in the proxy card have been designated as proxies by our Board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card.
     Shareholders of record may appoint another person to attend the Annual Meeting and vote on their behalf by crossing out the Board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual Meeting, the inspector of election will verify such person’s authorization to vote on your behalf by reference to your proxy card. If you would like to appoint a person as proxy other than those designated by our Board, you must do so by using the proxy card, as described above.
     If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see “APPOINTMENT OF PROXY — Revocation of Proxy” below for more information.
     Beneficial Owners. If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual Meeting.
Voting by the Designated Proxies
     The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:
•	a vote FOR each of the two nominees for director, each to serve for a three-year term (Proposal 1); and

•	a vote FOR the proposal to ratify the selection of Grant Thornton LLP as the Trust’s and the Company’s independent auditor for the fiscal year ending December 31, 2010 (Proposal 2).
     If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.
Revocation of Proxy
     You may revoke or change your proxy before the Annual Meeting by:
•	sending us a duly executed written notice of revocation prior to the Annual Meeting;

•	attending the Annual Meeting and voting in person; OR

•	ensuring that we receive from you, prior to 5:00 p.m., Eastern Time, on May 25, 2010 a new proxy card with a later date.
     Any written notice of revocation must be sent to the attention of Carrie W. Ryan, Secretary, Compass Group Diversified Holdings LLC, Sixty One Wilton Road, Westport, Connecticut 06880 or by facsimile to (203) 221-8253.

APPROVAL OF PROPOSALS AND SOLICITATION
     Each shareholder who owned shares of Trust stock on March 30, 2010, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of Trust stock. On March 30, 2010, we had 36,625,000 shares of Trust stock issued and outstanding that were held by approximately 10,000 beneficial holders.
Quorum
     Under the Amended and Restated Trust Agreement of the Trust, dated April 25, 2006, as amended, which we refer to as the Trust Agreement, the shareholders present in person or by proxy holding a majority of the outstanding shares of Trust stock entitled to vote shall constitute a quorum at a meeting of shareholders of Compass Diversified Holdings. Holders of shares of Trust stock are the only shareholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of Trust stock that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposal 1 described in this proxy is a non-discretionary item and Proposal 2 described in this proxy is a discretionary item.
     If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding Trust stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.
Approval of Proposals
     For the election of directors (Proposal 1), the affirmative vote of at least a plurality of the votes cast on such proposal is required. For the approval of the proposal to ratify the selection of Grant Thornton LLP as the independent auditor for the Trust and the Company (Proposal 2), the affirmative vote of at least a majority of the outstanding shares present in person or represented by proxy at the annual meeting is required. An abstention will not be counted as a vote cast. With the exception of certain business combinations, as such term is defined in the Trust Agreement, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the votes cast. A broker non-vote would also not be counted as a vote cast.
     Proposal 2 is a discretionary item. New York Stock Exchange member brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. Proposal 1 is a non-discretionary item and member brokers may not vote on the proposal without specific voting instructions from beneficial owners, resulting in a broker non-vote.
     Under the terms of the Second Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC, dated as of January 9, 2007, which we refer to as the LLC Agreement, and the Trust Agreement, with respect to those matters subject to vote by the members of the Company, the Company will act at the direction of the Trust. The Trust Agreement requires Compass Diversified Holdings to vote 100% of the limited liability interests of the Company, or the LLC interests, of which it is the sole holder, in the same proportion as the vote of holders of the Trust stock. In this way the voting rights of members of the Company will effectively be exercised by the shareholders of the Trust by proxy. The LLC Agreement provides that the members are entitled, at the annual meeting of members of the Company, to vote for the election of all of the directors other than the director appointed by our manager, Compass Group Management LLC, which we refer to as our Manager. At this meeting, Class I directors will be elected in accordance with the LLC Agreement. See “PROPOSAL 1: ELECTION OF DIRECTORS — Board Composition” for a description of Class I directors. The Trust will vote its LLC interests as directed at the Company’s annual members’ meeting promptly following the tabulation of votes cast at this Annual Meeting.
     All votes will be tabulated by Broadridge, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
     We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We have also retained Broadridge to distribute copies of these proxy materials to banks, brokers, fiduciaries and custodians, or their agents holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.
     We may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and/or employees of our Manager. We will not pay any additional compensation to these individuals for any such services.

PROPOSAL 1:
ELECTION OF DIRECTORS
Board Composition
     Our board of directors, which we sometimes refer to as our Board, consists of seven directors, six of whom were initially appointed by our Manager at the time of our initial public offering, and five of whom are the Company’s independent directors. Our Board has the ability to decrease or increase the size of the board of directors to no less than five or up to thirteen directors, respectively. Six of our directors are elected by our shareholders and one director is appointed by our Manager. The Board is divided into three classes serving staggered three year terms. The terms of office of Classes I, II and III expire at different times in annual succession, with one class being elected at each annual meeting of shareholders. Messrs. Edwards and Lazarus are Class I members and are up for re-election at this year’s Annual Meeting. Messrs. Bottiglieri and Burns are Class II members and will serve until the 2011 Annual Meeting. Messrs. Day and Ewing are Class III members and will serve until the 2012 Annual Meeting.
     Pursuant to the LLC Agreement, as holder of the allocation interests, our Manager has the right to appoint one director to the Company’s board of directors. Mr. Massoud, our Chief Executive Officer, was initially appointed as the Manager’s appointed director and is currently serving as the director appointed by our Manager. Any appointed director will not be required to stand for election by the shareholders.
Director Independence
     Pursuant to our governing documents, our Board will consist of at least a majority of independent directors at all times. Our Board has reviewed the materiality of any relationship that each of our directors has with the Trust or the Company, either directly or indirectly. Based on this review, the Board has determined that the following directors are “independent directors” as defined by the NASDAQ Global Select Market: Messrs. Burns, Day, Edwards, Ewing and Lazarus.
Election of Directors
     The Class I directors will be elected at the Annual Meeting and will serve a term that expires at our 2013 Annual Meeting. Messrs. Edwards and Lazarus have been nominated for re-election as Class I directors. Each of Mr. Edwards and Mr. Lazarus was nominated by the board of directors upon the recommendation of the nominating and corporate governance committee.
     The following paragraphs describe the business experience and education of Messrs. Edwards and Lazarus.
     Harold S. Edwards has served as a director of the Company since April 2006. Mr. Edwards has been the president and chief executive officer of Limoneira Company, an agricultural, real estate and community development company, since November 2004. Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company. Mr. Edwards is currently a member of the boards of directors of Limoneira Company and Calavo Growers, Inc., a NASDAQ listed company. Mr. Edwards is a graduate of Lewis and Clark College and The American Graduate School of International Management (Thunderbird).
     Mr. Edwards’ experience as a chief executive officer and senior executive across a variety of industries allows him to bring a hands on management perspective to our board of directors, particularly in the areas of operations, executive compensation, succession planning and understanding of issues confronting a diversified array of companies.
     Mark H. Lazarus has served as a director of the Company since April 2006. Mr. Lazarus has been the president, media and marketing, of CSE, a sports and entertainment company, since August 2008. Previously, Mr. Lazarus was the president of Turner Entertainment Group from 2003 through 2008. Prior to that, Mr. Lazarus served in a variety of other roles for Turner Broadcasting and also worked for Backer, Spielvogel, Bates, Inc. and NBC Cable. Mr. Lazarus currently is a member of the board of directors of Cincinnati Bell, a NYSE listed company. Mr. Lazarus is a graduate of Vanderbilt University.
     Mr. Lazarus’ extensive experience in the media industry provides the Board with an important perspective in the areas of marketing and use of media by our Company and its subsidiaries.
     The following paragraphs describe the business experience and education of our Class II and III directors (not standing for re-election).
     C. Sean Day has served as chairman of the board of directors of the Company since April 2006. Mr. Day is the president of Seagin International and was the chairman of our Manager’s predecessor from 1999 to 2006. Previously, Mr. Day was with Navios Corporation and Citicorp Venture Capital. Mr. Day is currently the chairman of the boards of directors of Teekay Corporation; Teekay Offshore GP LLC, the general partner of Teekay Offshore Partners LP; Teekay GP L.L.C., the general partner of Teekay LNG Partners LP; Teekay Tankers Limited and a member of the board of directors of Kirby Corporation, all NYSE listed companies. Mr. Day is a graduate of the University of Capetown and Oxford University.

     Mr. Day’s experiences as both an operating executive and investor are invaluable to our Board, and enable him to effectively serve as our chairman. Furthermore, Mr. Day’s substantial experience as a director of other companies, both public and private, adds an important dimension to our Board and provides valuable insight on governance practices and risk management.
     James J. Bottiglieri has served as a director of the Company since December 2005, as well as its chief financial officer since its inception on November 18, 2005. Mr. Bottiglieri has also been an executive vice president of our Manager since 2005. Previously, Mr. Bottiglieri was the senior vice president/controller of WebMD Corporation. Prior to that, Mr. Bottiglieri was with Star Gas Corporation and a predecessor firm to KPMG LLP. Mr. Bottiglieri serves as a director for all of our subsidiary companies, except CBS Personnel Holdings, Inc. Mr. Bottiglieri is a graduate of Pace University.
     As the chief financial officer of the Company, as well as a director for several of our subsidiary companies, Mr. Bottiglieri brings to our Board an intimate understanding of our business and operations and the business and operations of our subsidiaries. Mr. Bottiglieri provides the Board with Company-specific experience and expertise, in addition to his substantial expertise in accounting, tax and other financial matters.
     Gordon M. Burns has served as a director of the Company since May 2008. Mr. Burns has been a private investor since 1998. Previously he was responsible for investment banking at UBS Securities and before that was a managing director at Salomon Brothers Inc. Mr. Burns is a graduate of Yale University and the Harvard Business School. Mr. Burns served on the board of directors and audit committee of Aztar Corporation, a NYSE listed company, from 1998-2007.
     Mr. Burns brings to our Board extensive knowledge of investment and financing activities, having significant experience in such fields. He has also been involved with several public and private companies as they have gone through important transitions, including mergers and acquisitions, divestitures, and management succession. Our Board benefits from the insights gleaned from these experiences.
     D. Eugene Ewing has served as a director of the Company since April 2006. Mr. Ewing has been the managing member of Deeper Water Consulting, LLC, a private wealth and business consulting company since March, 2004. Previously, Mr. Ewing was with the Fifth Third Bank. Prior to that, Mr. Ewing was a partner in Arthur Andersen LLP. Mr. Ewing is on advisory boards for the business schools at Northern Kentucky University and the University of Kentucky. Mr. Ewing is also the chairman of the board of directors of CBS Personnel Holdings, Inc. and a director of a private trust company located in Wyoming. Mr. Ewing is a graduate of the University of Kentucky.
     As a former partner with a respected independent registered public accounting firm, Mr. Ewing brings to our Board and his role as chairman of our audit committee substantial experience with complex accounting and reporting issues, SEC filings and corporate transactions.
     I. Joseph Massoud has served as a director of the Company since December 2005, as well as its chief executive officer since its inception on November 18, 2005. Mr. Massoud has also been the managing partner of our Manager and its predecessor since 1998. Previously, Mr. Massoud was with Petroleum Heat and Power, Inc. Colony Capital, Inc., and McKinsey & Co. Mr. Massoud currently serves as a director for all of our subsidiary companies, as well as for Teekay GP L.L.C., the general partner of Teekay LNG Partners LP, a NYSE company. Mr. Massoud is a graduate of Claremont McKenna College and the Harvard Business School.
     Mr. Massoud brings extensive experience in management consulting, private equity and operating finance to our board of directors. Moreover, Mr. Massoud’s day to day leadership and understanding of our Company’s business, history and organization are critical to the overall functioning of the Company’s board of directors.
Recommendation of the Board
     Our board of directors recommends that you vote FOR the election of Messrs. Edwards and Lazarus to our Board as Class I directors for a term ending at our 2013 Annual Meeting.
PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
General
     Our Board has recommended and asks that you ratify the selection of Grant Thornton LLP as independent auditor for the Company and the Trust for the fiscal year ending December 31, 2010. You would be so acting based on the recommendation of our audit committee.

     Grant Thornton LLP was appointed by our audit committee to audit the annual financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, respectively. Based on its past performance during these audits, the audit committee of the Board has selected Grant Thornton LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for 2010. Grant Thornton LLP is a registered public accounting firm. Information regarding Grant Thornton LLP can be found at: www.grantthornton.com.
     The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the annual meeting is required to ratify the appointment of Grant Thornton LLP. If you do not ratify the selection of Grant Thornton LLP, our Board will reconsider its selection of Grant Thornton LLP and may, in its sole discretion, make a new proposal for independent auditor.
     Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Fees
     The chart below sets forth the total amount billed to us by Grant Thornton LLP for services performed for fiscal years 2009 and 2008, respectively, and breaks down these amounts by category of service:

	2009	2008
Audit Fees (1)	$2,282,933	$2,795,984	(5)
Audit-Related Fees (2)	208,488	612,546
Tax Fees (3)	—	43,220
All Other Fees (4)	51,640	226,049

Total	$2,543,061	$3,677,799

(1)	“Audit Fees” are fees billed by Grant Thornton LLP for professional services for the audit of our consolidated financial statements included in our annual reports on Form 10-K and for the review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2009 fees were rendered in connection with our equity offering completed in June of 2009. The 2008 fees related to the audit of prior year financials of Staffmark Investment LLC which was acquired by our subsidiary, CBS Personnel Holdings, Inc., in January of 2008.

(3)	“Tax fees” are fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance.

(4)	“Other Fees” are fees billed by Grant Thornton LLP for the performance of due diligence services. The 2009 fees were rendered for diligence efforts associated with an unsuccessful acquisition. The 2008 fees related to diligence fees associated with two unsuccessful transactions.

(5)	This amount has been revised from that amount shown in the 2009 Proxy to reflect updated information. The amount previously reported was $2,548,410.
Pre-Approval Policies and Procedures
     The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has also delegated to the chairman of the committee the authority to approve additional audit and non-audit services and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services. The audit committee or its chairman has pre-approved all of the services provided by Grant Thornton LLP since its engagement. All other audit-related, tax and other fees may be approved by the audit committee prospectively.
     In making its recommendation to ratify the selection of Grant Thornton LLP as independent auditor for the fiscal year ending December 31, 2010, the audit committee has considered whether the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services do not interfere with Grant Thornton LLP’s independence.
Recommendation of the Board
     Our board of directors recommends that, based on the recommendation of the audit committee, you vote FOR the ratification of the selection of Grant Thornton LLP to serve as independent auditor for the Company and the Trust for the fiscal year ending December 31, 2010.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES
Certain Information Regarding our Directors and Executive Officers
     The name and age of each director, nominee and executive officer and the positions held by each of them as of March 31, 2010 are as follows:

Director	Age	Serving as Officer or Director Since	Position
C. Sean Day	60	2006	Chairman/Director
Gordon M. Burns	58	2008	Director
Harold S. Edwards	44	2006	Director
D. Eugene Ewing	61	2006	Director
Mark H. Lazarus	46	2006	Director
I. Joseph Massoud	42	2005	Director, Chief Executive Officer
James J. Bottiglieri	54	2005	Director, Chief Financial Officer
Board Meetings and Committees
     Our Board met nine times in total in 2009. All independent directors attended at least 75% of the combined Board and committee meetings on which they served in 2009.
     The LLC Agreement gives our Board the authority to delegate its powers to committees appointed by the Board. All of our standing committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our LLC Agreement and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Copies of all committee charters are available on our website at www.compassdiversifiedholdings.com, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at Sixty One Wilton Road, Westport, Connecticut 06880. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company or the Trust makes with the Securities Exchange Commission, which we refer to as the SEC.
     The Company’s LLC Agreement provides that the chairman is elected by a majority of the Board and must be a member of the board of directors. The chairman is not required to be an employee of the Company. Likewise, the Company’s LLC Agreement provides that the chief executive officer is elected by the board of directors. Although there is no requirement that the chief executive officer and the chairman be separate positions, the Company has currently chosen to separate the chief executive officer and chairman of the Board positions. The Company believes the current separation of these roles helps to ensure good Board governance and fosters independent oversight to protect the long term interests of the Company’s private and institutional shareholders.
     Audit Committee. The audit committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ and Rule 10A-3 of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. The audit committee is responsible for, among other things:
•	retaining and overseeing our independent accountants;

•	assisting the Company’s board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•	reviewing and approving the plan and scope of the internal and external audit;

•	pre-approving any audit and non-audit services provided by our independent auditors;

•	approving the fees to be paid to our independent auditors;

•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•	preparing the audit committee report to be filed with the SEC; and

•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.
     Messrs. Edwards, Ewing and Burns serve on our audit committee, and the Board has determined that Mr. Ewing qualifies as an audit committee financial expert, as defined by the SEC. The audit committee met nine times during 2009.
     The board of directors performs a majority of its role in risk oversight through the audit committee. The audit committee charter provides that the audit committee shall assist the Board in fulfilling its oversight responsibility relating to the evaluation of enterprise risk issues. In addition, the audit committee, pursuant to its charter, discusses with management, the Vice President of Internal Audit and internal audit service providers, as the case may be, and the independent accountant, the Company’s major risk exposures (whether financial, operations or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s internal audit department supervises the day-to-day risk management responsibilities of the Company and reports directly to the audit committee, which is comprised solely of independent directors. In addition, during each quarterly meeting of the audit committee, the members of the audit committee meet with the Company’s Vice President of Internal Audit and independent accountant, in each case, without management present, to discuss the specific areas of risk identified during the quarter, if any. The audit committee is authorized to utilize outside lawyers, internal staff, independent experts, and other consultants to assist and advise the committee in connection with its responsibilities including the evaluation of the Company’s major risk exposures. The Board’s process for overseeing risk ensures that independent directors are aware of the Company’s major risk exposures.
     Compensation Committee. The compensation committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include:
•	reviewing our Manager’s performance of its obligations under the Management Services Agreement;

•	reviewing the remuneration of our Manager and approving the remuneration paid to our Manager as reimbursement for the compensation paid by our Manager to our chief financial officer;

•	determining the compensation of our independent directors;

•	granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals; and

•	making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs.
     The compensation committee has not engaged compensation consultants to provide advice with respect to the form or amount of director compensation. During early 2009, the compensation committee conducted a survey of the director compensation practices of other companies that it considered roughly comparable to the Company and also considered the time commitment and related burdens of Board service over the Company’s history. Based upon the compensation committee’s review, with the exception of the increase in the annual cash retainer to be paid to the chairman of our audit committee (as discussed in “DIRECTOR COMPENSATION” below), the compensation committee recommended to the full Board that no changes be made in the amount or nature of director compensation.
     Messrs. Edwards, Ewing and Lazarus serve on our compensation committee. The compensation committee met two times during 2009.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ. The nominating and corporate governance committee is responsible for, among other things:
•	recommending the number of directors to comprise the board of directors;

•	identifying and evaluating individuals qualified to become members of the board of directors, other than our Manager’s appointed director and his or her alternate, and soliciting recommendations for director nominees from the chairman and chief executive officer of the Company;

•	recommending to the Board the director nominees for each annual shareholders’ meeting, other than our Manager’s appointed director;

•	recommending to the board of directors the candidates for filling vacancies that may occur between annual shareholders’ meetings, other than our Manager’s appointed director;

•	reviewing independent director compensation and Board processes, self-evaluations and policies;

•	overseeing compliance with our code of ethics and conduct by our officers and directors; and

•	monitoring developments in the law and practice of corporate governance.
     Messrs. Burns, Edwards, and Lazarus serve on our nominating and corporate governance committee. The nominating and corporate governance committee met one time during 2009.
Compensation Committee Interlocks and Insider Participation
     None of the members of our compensation committee are, or have been, an employee of the Company. During 2009, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers or members of the Company’s board of directors has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the Company’s board of directors or compensation committee.
Executive Sessions of our Board
     Our corporate governance guidelines provide that the non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. The non-management directors meet in regularly scheduled executive sessions. The independent directors meet in executive session at least once annually. In accordance with our corporate governance guidelines, the chairman of the Board, audit committee, nominating and corporate governance committee or compensation committee will preside at these executive sessions of the non-management directors as determined by the non-executive directors based upon the subject matter to be discussed. Mr. Day presided, and continues to preside, over sessions of the non-management directors. Our non-management directors met four times during 2009.
Nominations of Directors
     As provided in its charter, the nominating and corporate governance committee will identify and recommend to the Board nominees for election or re-election to the Board. In addition, the committee may review candidates for the Board recommended by executive search firms, the Company’s management and other members of the Board who are not members of the committee, as well as candidates recommended by shareholders, in accordance with the following criteria and as discussed in “BOARD OF DIRECTORS AND EXECUTIVE OFFICERS — Shareholder Nominations of Directors” below.
     The nominating and corporate governance committee, in making its recommendations regarding Board nominees, may consider some or all of the following factors, among others:
•	the candidate’s judgment, skill, and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;

•	the relationship of the candidate’s experience to the experience of other Board members;

•	the extent to which the candidate would be a valuable addition to the Board and any committees thereof;

•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Manager or the Company’s management; and

•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industries in which the Company operates.
     In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the board of directors to have a majority of directors that are independent under the requirements of the NASDAQ and other applicable laws, and at least three directors that are independent under these requirements and are not appointed by the Manager pursuant to the terms of the Management Services Agreement or otherwise affiliated with our Manager.
     In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:
•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the board of directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

•	Commitment to our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation and shall be in agreement with our values as embodied in our code of ethics.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our Company.

•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the Board and any committees thereof and that shall complement the skills and talents of our existing directors.

•	Reputation and Integrity. Such person shall be of high repute and integrity.
     Neither the nominating and corporate governance committee nor the board of directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, diversity is one of the criteria evaluated by the nominating and corporate governance committee when selecting Board nominees and re-electing Board members. The nominating and corporate governance committee seeks and recommends candidates for election or re-election with differences of viewpoint, professional experience, education, skill, and other individual qualities. The nominating and corporate governance committee charter provides that the committee endeavor to solicit as director candidates individuals possessing skills and talents which would complement the skills and talents of the Company’s existing directors. In addition, before recommending that the Board nominate each new director candidate or re-nominate each incumbent director, the nominating and corporate governance committee assesses to what extent such individual’s contributions will enhance the effectiveness of the Board and its committees given its overall current composition. Each year, the Board assesses the effectiveness of its diversity efforts, among other items, during its annual self-evaluation process. The nominating and corporate governance committee assesses annually the composition of the Board and each long standing committee. Under the Company’s corporate governance guidelines, directors must inform the chairman of the Board and the chairman of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof.
Shareholder Nominations of Directors
     To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive office at Sixty One Wilton Road, Westport, Connecticut 06880, Attention: Investor Relations. To be considered for inclusion in our proxy statement for the 2011 Annual Meeting of Shareholders, shareholder nominations must be received by the Company no later than January 26, 2011. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office described in the preceding sentence not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting if first made by the Trust.
     When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
     In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.
     The shareholder submitting the recommendation must submit:
•	the shareholder’s name and address as they appear on the share register of the Trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the number of shares of Trust stock which are owned beneficially and of record by such shareholder and such beneficial owner, if any; and

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the recommendation is being made by the shareholder.
     In addition, any such notice from a shareholder recommending a director nominee must include the following information:
•	the candidate’s name, age, business address and residence address;

•	the candidate’s principal occupation or employment;

•	the number of shares of Trust stock that are beneficially owned by the candidate;

•	a copy of the candidate’s resume;

•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and

•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act.
     We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, other of our policies and guidelines, and the current needs of the Board.

DIRECTOR COMPENSATION
     Our non-management directors each receive annual cash retainers of $40,000, or $60,000 if serving as the Company’s chairman, payable in equal quarterly installments, as well as cash compensation for attendance at committee meetings and an annual retainer for service as committee chairman, both as described below. Directors (including the chairman) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company by the directors in accordance with the policies of the Company as in effect from time to time.
     Messrs. Day, Edwards, Ewing and Lazarus have been independent directors since the closing of our initial public offering in May 2006. Mr. Burns has been an independent director since his election as a director at the 2008 Annual Meeting.
     Each member of the Company’s various standing committees also receives the following compensation related to service to these committees:
•	for attending a committee meeting in person (if any): $2,000 for each meeting of the audit committee; $2,000 for each meeting of the nominating and corporate governance committee; and $2,000 for each meeting of the compensation committee; and

•	for attending a telephonic committee meeting (if any): $1,000 for each meeting of the audit committee; $1,000 for each meeting of the nominating and corporate governance committee; and $1,000 for each meeting of the compensation committee.
     The chairperson of the audit committee, nominating and corporate governance committee and compensation committee also receives an annual cash retainer of $20,000, $5,000 and $5,000, respectively, payable in equal quarterly installments.
     Non-management directors also receive, on or around January 1 of each year, $20,000, or $30,000 if serving as the Company’s chairman, of equity compensation. The non-management directors receive that number of shares of Trust stock that can be purchased with $20,000 or $30,000, as applicable, at the market price on the date of purchase.
     The following table provides compensation paid or accrued by us to our directors in 2009:

						Change in
						Pension Value
						and Non-
						Qualified
	Fees Earned				Non-Equity	Deferred
	or Paid in	Stock		Option	Incentive Plan	Compensation	All other
	Cash	Awards		Awards	Compensation	Earnings	Compensation
Name	($)	($)		($)	($)	($)	($)	Total
C. Sean Day	$60,000	$30,000	(1)	$—	$—	$—	$—	$90,000
Gordon M. Burns	55,000	20,000	(1)	—	—	—	—	75,000
Harold S. Edwards	63,000	20,000	(1)	—	—	—	—	83,000
D. Eugene Ewing	76,000	20,000	(1)	—	—	—	—	96,000
Mark H. Lazarus	50,000	20,000	(1)	—	—	—	—	70,000

Totals	$304,000	$110,000		$(2)	$(2)	$(2)	$—	$414,000

(1)	Represents 2,306 fully vested shares for C. Sean Day and 1,537 fully vested shares for each other director issued pursuant to the annual award described above. These shares were received by the directors on January 5, 2010.

(2)	The Company does not have any stock option, non-equity incentive or deferred compensation arrangements for any of its directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     We have entered into a management services agreement with our Manager, which we refer to as the Management Services Agreement. The Management Services Agreement defines our Manager’s duties and responsibilities and is subject to the oversight and supervision of our Board. Our Manager is responsible for the conduct of the Company’s day-to-day business and affairs and is entitled to receive a management fee for the provision of its services. The current executive officers, Messrs. Massoud and Bottiglieri, are employed by our Manager and are seconded to the Company, which means that they have been assigned by our Manager to work for the Company during the term of the Management Services Agreement between us and our Manager. The Company does not have any other executive officers. Our Manager determines and pays the compensation of these officers who we refer to as the “named executives,” subject to the reimbursement described below.
Overview of our Executive Compensation
     We do not pay any compensation to our executive officers seconded to us by our Manager. Our Manager is responsible for the payment of compensation to the executive officers seconded to us. We do not reimburse our Manager for the compensation paid to our Chief Executive Officer, I. Joseph Massoud. We do, however, pay our Manager a quarterly management fee and our Manager uses the proceeds from the management fee, in part, to pay compensation to Mr. Massoud. Mr. Massoud is the sole managing member of the Manager. The Company has the right to require the Manager to replace Mr. Massoud as its Chief Executive Officer.
     Pursuant to the Management Services Agreement with our Manager, we reimburse our Manager for the compensation paid to our Chief Financial Officer, Mr. James J. Bottiglieri. Such reimbursement is approved by the Company’s compensation committee. The terms and conditions of Mr. Bottiglieri’s employment are governed by an employment agreement between Mr. Bottiglieri and our Manager. Mr. Bottiglieri’s compensation is described below.
     The discussion that follows relates to the compensation policies and philosophy for Mr. Bottiglieri only, as the compensation of Mr. Massoud is not reimbursed by the Company.
Elements of Our Executive Compensation and How Each Relates to Our Overall Compensation Objectives
     Mr. Bottiglieri’s employment agreement provides that his annual compensation is to be paid through a combination of a base salary and an annual cash bonus. Both elements are designed to be competitive with comparable employers in our industry and intended to provide incentives and reward Mr. Bottiglieri for his contributions to the Company.
Objectives of Our Executive Compensation and What it is Designed to Reward
     The primary objective of the aforementioned elements of our executive compensation is to attract and retain a qualified and talented individual to serve as chief financial officer. Through payment of a competitive base salary, we recognize particularly the experience, skills, knowledge and responsibilities required of the chief financial officer position. An annual cash bonus is designed to reward our Chief Financial Officer’s individual performance during the year and can therefore be variable from year to year.
How We Determine the Amount of Each Element
     To determine the amount of our Chief Financial Officer’s compensation, we consider competitive market practices, by reviewing publicly available information of other companies, as well as analyses and surveys that compare chief financial officer salaries across our industry and related industries. We do not use compensation consultants at this time.
     When establishing Mr. Bottiglieri’s 2009 base salary, the compensation committee and management considered a number of factors including: Mr. Bottiglieri’s seniority, the functional role of his position, the level of his responsibility, the ability to replace Mr. Bottiglieri and the base salary of Mr. Bottiglieri during the prior year. When establishing Mr. Bottiglieri’s compensation, the compensation committee of our board of directors reviewed benchmarking data regarding total aggregate compensation paid to chief financial officers of entities comparable to the Company, as well as analyses prepared by third parties based upon publicly available information that compared the total aggregate compensation paid to chief financial officers of entities similar to the Company due to market capitalization and/or industry. In addition, the compensation committee of our board of directors considered whether such compensation achieves the objective of appropriately rewarding Mr. Bottiglieri for his contributions to our growth and profitability.
     Mr. Bottiglieri’s compensation is reviewed on an annual basis. Factors considered in determining increases to his salary level are: the employment market for chief financial officers of public entities comparable to the Company in size and industry, the breadth and scope of the responsibilities of the chief financial officer within our organization, Mr. Bottiglieri’s performance in prior years and the retention of Mr. Bottiglieri. We expect the salary of our Chief Financial Officer to increase annually with adjustments largely reflecting additional responsibilities assumed, growth of the Company and the related increase in the complexity of the position of chief financial officer within our organization, to appropriately reward Mr. Bottiglieri for his contributions to our growth and profitability, thereby retaining his services and to compensate for cost of living increases.
     The annual cash bonus element of our executive compensation policy is determined on a discretionary basis and is largely based upon the job performance of Mr. Bottiglieri in completing his responsibilities. It is not based upon the performance of the Company and is unrelated to the amount of Mr. Bottiglieri’s base salary. The employment agreement for Mr. Bottiglieri defines the minimum amount of this element to be paid for any fiscal year to be $100,000, but does not limit the amount of such compensation. The amount of the annual cash bonus paid to Mr. Bottiglieri in each of 2009, 2008 and 2007 was established by our Chief Executive Officer and approved by our compensation committee. Such compensation is accrued quarterly in the Company’s consolidated financial statements and is updated based on the amount approved by the compensation committee.
Summary Compensation Table
     The following Summary Compensation Table summarizes the total compensation accrued for our named executive officers in each of 2009, 2008 and 2007.

							Change In
							Pension Value
							And Non-
							Qualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
I. Joseph Massoud Chief Executive Officer (1)	2009	—	—	—	—	—	—	—		—
	2008	—	—	—	—	—	—	—		—
	2007	—	—	—	—	—	—	—		—

James J. Bottiglieri Chief Financial Officer (2)	2009	385,000	200,000	—	—	—	—	57,779	(3)	642,779
	2008	375,000	225,000	—	—	—	—	52,018	(3)	652,018
	2007	360,000	200,000	—	—	—	—	49,350	(3)	609,350

(1)	Mr. I. Joseph Massoud, our Chief Executive Officer, is seconded to us by our Manager and does not receive compensation directly from us. We pay our Manager a quarterly management fee, and Mr. Massoud as managing member of our Manager, takes distributions from our Manager periodically, after payment of all compensation and other expenses to our Manager’s employees. Mr. Massoud does not take a salary or other compensation from our Manager. Accordingly, no compensation information for Mr. Massoud is reflected in the above compensation table.

(2)	Mr. Bottiglieri did not participate in any stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans.

(3)	Includes the following payments paid on behalf of Mr. Bottiglieri.

	Healthcare	Insurance	401-K
	Contributions	Premiums	Contributions	Total
Year	($)	($)	($)	($)

2009	21,956	1,523	34,300	57,779
2008	18,565	1,253	32,200	52,018
2007	16,641	1,209	31,500	49,350
Grants of Plan Based Awards
     None of our named executives participate in or have account balances in any plan based award programs.
Employment Agreements
     Employment Agreement with James J. Bottiglieri. During fiscal year 2008, our Manager entered into an amended and restated employment agreement with Mr. Bottiglieri, an Executive Vice President of the Manager. The Manager has seconded Mr. Bottiglieri to the Company to act as its Chief Financial Officer.

On February 25, 2010, the compensation committee considered and approved an increase in Mr. Bottiglieri’s base salary from $385,000 to $390,000. Such increase in base salary became effective as of January 1, 2010. The Manager has the right to increase, but not decrease, Mr. Bottiglieri’s base salary during the term of his employment agreement. The employment agreement with our Manager provides that Mr. Bottiglieri is entitled to receive an annual bonus, which must not be less than $100,000, as determined in the sole judgment of our Manager, subject to ratification and approval of the reimbursement of such amount by the compensation committee of our board of directors. Pursuant to Mr. Bottiglieri’s employment agreement, if Mr. Bottiglieri terminates his employment for good reason or without good reason, or if the Manager terminates his employment other than for cause, Mr. Bottiglieri will be entitled to receive his accrued but unpaid base salary plus $400,000. The employment agreement prohibits Mr. Bottiglieri from soliciting any of the Manager’s or the Company’s employees for a period of two years after the termination of his employment. The employment agreement also requires that Mr. Bottiglieri protect the Company’s confidential information.
Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested
     None of our named executives have ever held options to purchase interests in us or other awards with values based on the value of our interests.
Pension Benefits
     None of our named executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
     None of our named executives participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments upon Termination or Change in Control
     The following summarizes potential payments payable to our executive officers upon termination of employment or a change in control.
     Employment Agreement with James J. Bottiglieri. Pursuant to his employment agreement, if Mr. Bottiglieri terminates his employment for good reason or without good reason, or if the Manager terminates his employment without cause, Mr. Bottiglieri will be entitled to receive his accrued but unpaid base salary plus $400,000. The Company is accruing this obligation to Mr. Bottiglieri over a six year period and accrued $61,000 for this obligation during fiscal year 2009.
     Supplemental Put Agreement. Our Manager is also the owner of 100% of the allocation interests in the Company. Our Manager is owned and controlled by its managing member, our Chief Executive Officer, Mr. Massoud. Additionally, Mr. Bottiglieri indirectly shares in approximately 5% of the proceeds of the allocation interests. Concurrent with our initial public offering, we entered into a supplemental put agreement with our Manager, which we refer to as the Supplemental Put Agreement, pursuant to which our Manager shall have the right to cause the Company to purchase the allocation interests then owned by our Manager upon either (i) the termination of the Management Services Agreement (other than as a result of our Manager’s resignation), or (ii) the resignation of our Manager on any date that is at least three years after the closing of our initial public offering. Essentially, the put rights granted to our Manager require us to acquire our Manager’s initial allocation interests in the Company at a price based on the increase in fair value in the Company’s businesses over its basis in those businesses. If we terminate the Management Services Agreement, the payment to the Manager will be determined at two times the increase in fair value in the Company’s businesses over the Company’s initial basis in those businesses. Each fiscal quarter the fair value of our subsidiaries is estimated for the purpose of determining the Company’s potential liability associated with the Supplemental Put Agreement. Any change in the potential liability is accrued currently as a non-cash charge to earnings. For the year ended December 31, 2009, the Company reversed previously recorded accruals of approximately $1.3 million for the potential liability associated with the Supplemental Put Agreement. The Company paid approximately $14.9 million in fiscal year 2008 for the Manager’s share of the profit allocation from the sale of Aeroglide Corporation and Silvue Technologies Group, Inc. No profit allocations were paid in fiscal 2009. Such profit allocation payments proportionately reduced the supplemental put liability. See the section “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS - Contractual Arrangements with Related Parties — Supplemental Put Agreement” for additional information related to the Supplemental Put Agreement.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS
     The following table sets forth information regarding the beneficial ownership of shares of Trust stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of Trust stock, each of our directors and executive officers, and our directors and executive officers as a group as of March 31, 2010, based on 36,625,000 shares issued and outstanding. All holders of shares of Trust stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Trust stock. The voting rights attached to shares of Trust stock held by our directors, executive officers or major shareholders do not differ from those that attach to shares of Trust stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit. The address for each director, executive officer, and Pharos I, LLC is Sixty One Wilton Road, Westport, Connecticut, 06880.

	Shares of Trust Stock
	Representing Sole	Percent of
	Voting and/or	Shares
Name and Address of Beneficial Owner	Investment Power	Outstanding
5% Beneficial Owners
CGI Magyar Holdings LLC (1)	7,681,000	21.0%
T. Rowe Price Associates, Inc. (2)	1,918,900	5.2%
Directors, Nominees and Executive Officers:
C. Sean Day (3)	525,760	1.4%
I. Joseph Massoud (4)	446,643	1.2%
James J. Bottiglieri	18,267	*
Harold S. Edwards	26,762	*
D. Eugene Ewing (5)	25,091	*
Mark H. Lazarus	6,579	*
Gordon M. Burns (6)	71,868	*
All Directors, Nominees and Executive Officers as a Group	1,120,970	3.1%

*	Less than 1%.

(1)	The mailing address for CGI Magyar Holdings LLC is Belvedere Building, 4th Floor, 69 Pitts Bay Road, Hamilton HM 08, Bermuda. Path Sprit Limited is the ultimate controlling person of CGI Magyar Holdings LLC. The mailing address for Path Spirit Limited is 10 Norwich Street, London, EC4A 1BD, United Kingdom.

(2)	The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)	259,711 of these shares are beneficially owned by Mr. Day through the Christopher Sean Day 2009 GRAT #1, 216,000 of these shares are beneficially owned by Mr. Day though the Christopher Sean Day 2009 GRAT #4 and 7,000 additional shares are beneficially owned by Mr. Day through the Day Family 2007 Irrevocable Trust.

(4)	Our Chief Executive Officer, Mr. Massoud, as managing member of Pharos I, LLC, exercises sole voting and investment power with respect to the 293,128 shares owned by Pharos I, LLC. Amounts with respect to Mr. Massoud reflect his beneficial ownership of these 293,128 shares through his interest in and control of Pharos.

(5)	2,000 of these shares are beneficially owned by Mr. Ewing and directly owned by Mr. Ewing’s spouse.

(6)	5,987 of these shares are beneficially owned by Mr. Burns through the Talley Burns Executor Trust and 5,824 of these shares are beneficially owned by Mr. Burns through the Peter Burns Executor Trust.

     The following table sets forth certain information regarding the beneficial ownership of the Company’s two classes of equity interests.

	Number of	Percent of
	Interests (1)	Class
Compass Group Management LLC
Allocation interests (2)	1,000	100%
Trust interests	—	—
Compass Diversified Holdings (3)
Allocation interests	—	—
Trust interests	36,625,000	100%

(1)	Compass Group Diversified Holdings LLC has two classes of interests: allocation interests and trust interests.

(2)	Mr. Massoud, as the managing member of the Manager, is deemed to be the beneficial owner of 100% of the allocation interests held by the Manager. Mr. Bottiglieri may be deemed to be the beneficial owner of approximately 5% of the allocation interests in that he indirectly shares in approximately 5% of the proceeds of the allocation interests. Mr. Day may be deemed to be the beneficial owner of 5% of the allocation interests in that he indirectly shares in 5% of the proceeds of the allocation interests.

(3)	Each beneficial interest in the Trust corresponds to one underlying trust interest of the Company. Unless the Trust is dissolved, it must remain the sole holder of 100% of the trust interests and at all times the Company will have outstanding the identical number of trust interests as the number of outstanding shares of Trust stock. As a result of the corresponding interests between shares and trust interests, each holder of shares identified in the table above relating to the Trust is deemed to beneficially own a correspondingly proportionate interest in the Company.
     The following table sets forth certain information as of March 31, 2010, regarding the beneficial ownership by Mr. Day of equity interests in Advanced Circuits, one of our businesses.

		Number of	Percent of
Owner	Entity	Shares (1)	Class
C. Sean Day	Compass AC Holdings, Inc. (sole shareholder of Advanced Circuits), Series B Common Stock	10,000	0.8%

(1)	Mr. Day is the direct owner of 6,480 shares of Series B Common Stock and Mr. Day’s children are the owners in the aggregate of 3,520 shares of Series B Common Stock.

AUDIT COMMITTEE REPORT
     Our audit committee is composed of three independent directors, all of whom are financially literate. In addition, the Board has determined that Mr. Ewing, an independent director and the chairman of the audit committee, qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects the NASDAQ listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the audit committee charter is available on the Company’s website at www.compassdiversifiedholdings.com.
     The audit committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.
     The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.
     The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
     The audit committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended December 31, 2009. The audit committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditor its written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed its independence from the Company and its management. The audit committee also considered whether the non-audit services provided by Grant Thornton LLP to us during 2009 were compatible with its independence as auditor.
     Based on these reviews and discussions, the audit committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Members of the Audit Committee
D. Eugene Ewing, Chairman
Harold S. Edwards
Gordon M. Burns
     The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION COMMITTEE REPORT
     We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s 2010 Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s proxy statement.
Members of the Compensation Committee
Harold S. Edwards
D. Eugene Ewing
Mark H. Lazarus
     The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics
     Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the Board. Our corporate governance guidelines are available on our website at www.compassdiversifiedholdings.com and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, Sixty One Wilton Road, Westport, Connecticut 06880.
     We also have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and also applies to our Manager, and the officers and employees of our Manager involved in the oversight of the day-to-day operations of the Company and its subsidiaries. Our code of ethics is available on our website and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, Sixty One Wilton Road, Westport, Connecticut 06880.
Shareholder Communications with our Board
     Communications to our Board or to any director individually may be made by writing to the following address:
Attention: [Board of Directors] [Board Member]
c/o Carrie W. Ryan, Secretary
Sixty One Wilton Road
Westport, Connecticut 06880
     Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or to the chairman of our Board if addressed to the Board.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policy for Approval of Related Person Transactions
          Our independent directors, through the various committees of our board of directors, are responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following related parties have or will have a direct or indirect material interest:
•	our Chief Executive Officer and/or Chief Financial Officer;

•	our directors; and

•	other members of the management team involved in the oversight of the day-to-day operations of the Company and its subsidiaries.
          Any transaction required to be disclosed pursuant to Item 404 of Regulation S-K (“related party transactions”) must be reviewed and approved for potential conflict of interest by our independent directors, through the various committees of our board of directors. The Company may not enter into or engage in any related party transaction with a related party without such approval. All related party transactions involving an acquisition from or sale to an affiliate of our Manager, including any entity managed by an affiliate of our Manager, must be submitted to the nominating and corporate governance committee of our board of directors for pre-approval. Details of related party transactions will be publicly disclosed as required by applicable law.
Relationships with Related Parties
Our Manager
     Our relationship with our Manager is governed principally by the following three agreements:
•	the Management Services Agreement relating to the management services our Manager performs for us and the businesses we own and the management and transaction fees to be paid to our Manager in respect thereof;

•	the Company’s LLC Agreement setting forth our Manager’s rights with respect to the allocation interests our Manager owns, including the right to receive profit allocations from the Company; and

•	the Supplemental Put Agreement relating to our Manager’s right to cause the Company to purchase the allocation interests owned by our Manager.

          While our Manager provides management services to the Company, our Manager is also permitted to provide services, including services similar to the management services provided to us, to other entities. In this respect, the Management Services Agreement and the obligation to provide management services will not create a mutually exclusive relationship between our Manager and the Company or our businesses. As such, our Manager, and our management team, will be permitted to engage in other business endeavors. Mr. James Bottiglieri, our Chief Financial Officer, devotes a substantial portion of his time to our affairs.
          Mr. Massoud, as managing member of our Manager, will beneficially receive the management fees, offsetting management fees, fees under any transaction services agreements and expense reimbursements related to the foregoing, and he will use such proceeds to pay the compensation, overhead, out-of-pocket and other expenses of our Manager, satisfy its contractual obligations and otherwise distribute such proceeds to the members of our Manager in accordance with our Manager’s organizational documents.
Contractual Arrangements with Related Parties
Loan Agreements with each of our Subsidiaries
          The Company is a party to a loan agreement with each of our businesses pursuant to which the Company will make loans and financing commitments to each of our businesses.
Management Services Agreement
          The Company and our Manager are parties to the Management Services Agreement pursuant to which we pay our Manager a quarterly management fee equal to 0.5% (2.0% annualized) of the Company’s adjusted net assets as of the last day of each fiscal quarter in respect of the services performed by our Manager. The management fee paid to our Manager is required to be paid prior to the payment of any distributions to shareholders. The management fee is offset by fees paid to our Manager by our businesses under management services agreements that our Manager entered into with, or was assigned with respect to, our businesses, which we refer to as offsetting management services agreements. We incurred approximately $10.7 million of management fees under the Management Services Agreement during fiscal year 2009.
Offsetting Management Services Agreements
          Our Manager has entered into and may, at any time in the future, enter into offsetting management services agreements directly with the businesses that we own relating to the performance by our Manager of offsetting management services for such businesses. All fees, if any, paid by the businesses that we own to our Manager pursuant to an offsetting management services agreement during any fiscal quarter offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by the Company to our Manager under the Management Services Agreement for such fiscal quarter. The Manager has entered into offsetting management services agreements with all of the Company’s subsidiaries. Offsetting management fees were approximately $2.2million during fiscal year 2009.
LLC Agreement
          The Trust and our Manager are each equity holders of the Company’s limited liability company interests and parties to the LLC Agreement relating to their respective interests in the Company. The LLC Agreement sets forth our Manager’s rights with respect to its profit allocation interest among other things.
          The Company will pay a profit allocation with respect to its businesses to our Manager, as holder of 100% of the allocation interests, upon the occurrence of certain events, if the Company’s profits with respect to a business exceeding an annualized hurdle rate of 7%, which hurdle is tied to such business’ adjusted net assets (as defined in the LLC Agreement) relative to the sum of all of our subsidiaries’ adjusted net assets. The calculation of profit allocation with respect to a particular business will be based on:
•	such business’ contribution-based profit, which generally will be equal to such business’ aggregate contribution to the Company’s profit during the period such business is owned by the Company; and

•	the Company’s cumulative gains and losses to date.
          Generally, a profit allocation will be paid in the event that the amount of profit allocation exceeds the annualized hurdle rate of 7% in the following manner: (i) 100% of the amount of profit allocation in excess of the hurdle rate of 7% but that is less than the hurdle rate of 8.75%, which amount is intended to provide our Manager with an overall profit allocation of 20% once the hurdle rate of 7% has been surpassed; and (ii) 20% of the amount of profit allocation in excess of the hurdle rate of 8.75%. Our Manager has the right to cause the Company to purchase the allocation interests it owns, as described below under the heading “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS — Supplemental Put Agreement.”

Supplemental Put Agreement
          As distinct from its role as our Manager, our Manager is also the owner of 100% of the allocation interests in the Company. Concurrent with our initial public offering, we entered into a Supplemental Put Agreement with our Manager pursuant to which our Manager shall have the right to cause the Company to purchase the allocation interests then owned by our Manager upon termination of the Management Services Agreement. Essentially, the put rights granted to our Manager require us to acquire our Manager’s allocation interests in the Company at a price based on the increase in fair value in the Company’s businesses over the Company’s basis in those businesses. If we terminate the Management Services Agreement, the payment to the Manager will be determined at two times the increase in fair value in the Company’s businesses over the Company’s initial basis in those businesses. At any point in time, the supplemental put liability recorded on the Company’s balance sheet is our Manager’s estimate of what its allocation interests are worth based upon the increase in fair value of our businesses over our basis in those businesses. Because the supplemental put price would be calculated based upon an assumed profit allocation for the sale of all of our businesses, the growth of the supplemental put liability over time is indicative of our Manager’s estimate of the Company’s unrealized gains on its interests in our businesses. A decline in the supplemental put liability is indicative either of the realization of gains associated with the sale of a business and the corresponding payment of a profit allocation to our Manager, or a decline in our Manager’s estimate of the Company’s unrealized gains on its interests in our businesses. We account for the change in the estimated value of the supplemental put liability on a quarterly basis in our income statement. The expected value of the supplemental put liability affects our results of operations but it does not affect our cash flows or our cash flow available for distribution. See the financial statements included in our annual report accompanying this proxy statement and footnotes B and R thereto for further information concerning the Supplemental Put Agreement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent of our Trust stock, to file initial reports of ownership and reports of changes in ownership of our Trust stock and our other equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based upon this assistance, as well as upon our review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act in 2009, other than a late Form 4 filed by Elias Sabo on June 23, 2009 relating to one transaction that took place on June 4, 2009 and a late Form 4 filed by Alan Offenberg on March 22, 2010 relating to six transactions that took place on July 30, 2008, November 3, 2008, February 2, 2009, May 1, 2009, July 31, 2009 and October 30, 2009, respectively.
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS
     To be considered for inclusion in our proxy statement for the 2011 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than January 26, 2011 and no earlier than December 27, 2010. In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the annual meeting unless a shareholder gives timely notice of the proposal in writing to the Secretary. To be timely, a shareholder’s notice is required to be delivered to the Secretary not less than 120 days no more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Shareholder proposals should be sent to the Secretary at Compass Group Diversified Holdings LLC, Sixty One Wilton Road, Westport, Connecticut 06880, Attention: Investor Relations.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
     Copies of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, are available to shareholders free of charge on our website at www.compassdiversifiedholdings.com under the caption “Investor Relations — SEC Filings” or by writing to us at Sixty One Wilton Road, Westport, Connecticut 06880, Attention: Investor Relations. Alternatively, a copy of our annual report will also be available to shareholders free of charge on a website maintained by Broadridge Financial Solutions, Inc. and may be viewed at http://materials.proxyvote.com/20451Q.
OTHER MATTERS
     We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

*** Exercise Your Right to Vote ***

COMPASS DIVERSIFIED HOLDINGS
COMPASS DIVERSIFIED HOLDINGS
61 WILTON ROAD, 2ND FL
WESTPORT, CT 06880

Meeting Information
Meeting Type:     Annual
For holders as of:   March 30, 2010
Date:   May 26, 2010    Time:   9:00AM

Location:	Doubletree Hotel 789 Connecticut Avenue Norwalk, CT 06854
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

– – – – – Before You Vote – – – – –
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT         ANNUAL REPORT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 12, 2010 to facilitate timely delivery.
– – – – – How To Vote – – – – –
Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends
that you vote FOR the following:

1.	Election of Directors

Nominees:
	01)	Harold Edwards

	02)	Mark Lazarus

The Board of Directors recommends
that you vote FOR the following proposal:

2.	To ratify the appointment of Grant Thornton LLP as independent auditor.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement & Annual Report are available at www.proxyvote.com.
M18732-P87778
Proxy

COMPASS DIVERSIFIED HOLDINGS

Annual Meeting of Shareholders May 26, 2010 9:00AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints I. Joseph Massoud and James J. Bottiglieri, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Trust stock of Compass Diversified Holdings that the undersigned is entitled in any capacity to vote if personally present at the 2010 Annual Meeting of Shareholders to be held on May 26, 2010, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.
PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT. THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS RETURNED SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF COMPASS GROUP DIVERSIFIED HOLDINGS LLC.
Continued and to be signed on reverse side.

COMPASS DIVERSIFIED HOLDINGS
61 WILTON ROAD, 2ND FL
WESTPORT, CT 06880
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18731-P87778	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS DIVERSIFIED HOLDINGS	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
				number(s) of the nominee(s) on the line below.
Compass Group Diversified Holdings LLC’s Board of Directors Recommends a Vote “FOR” Proposals 1 and 2, below:	0	0	0
1. To elect as directors all nominees listed (except as marked to the contrary below):

01)	Harold Edwards
02)	Mark Lazarus

	For	Against	Abstain

2. To ratify the appointment of Grant Thornton LLP as independent auditor:	0	0	0

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Co-Owners) Date